The Clorox Company

Supplemental Information – Volume Growth

	% Change vs. Prior Year
Reportable Segment	FY09					FY10		Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	YTD
Cleaning	-3%	-7%	-6%	-4%	-5%	4%	4%	Q1 increase primarily driven by higher shipments of disinfecting products due to increased demand as a result of the H1N1 flu virus outbreak.
Household	3%	-10%	-7%	-3%	-4%	-7%	-7%	Q1 decrease primarily driven by lower shipments of Glad® trash bags due to category softness and competitive activity.
Lifestyle (1)	35%	31%	4%	3%	16%	4%	4%	Q1 increase primarily due to increased shipments of Hidden Valley® bottled salad dressing behind effective marketing.
International (2)	4%	3%	2%	0%	2%	3%	3%	Q1 increase primarily driven by increased shipment of bleach and other disinfecting products due to increased demand as a result of the H1N1 flu virus outbreak.
Total Company	4%	-1%	-3%	-2%	-1%	1%	1%

Supplemental Information – Sales Growth

	% Change vs. Prior Year
Reportable Segment	FY09					FY10		Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	YTD
Cleaning	4%	-1%	1%	0%	1%	3%	3%	Q1 increase primarily due to higher shipments of disinfecting products.
Household	11%	-2%	-1%	0%	2%	-11%	-11%	Q1 sales declined more than volume due to increased trade-promotion spending on Glad® trash bags and cat litter products.
Lifestyle (1)	45%	37%	5%	7%	20%	3%	3%	Q1 sales increase primarily due to higher shipments of Hidden Valley® bottled salad dressing.
International (2)	10%	-4%	-4%	-3%	-1%	4%	4%	Q1 sales growth primarily due to increased volume growth and the benefit of price increases, offset by unfavorable currency.
Total Company	12%	3%	0%	0%	3%	-1%	-1%

(1)	Lifestyle includes results of the worldwide Burt’s Bees business.

(2)	International includes Canadian results.

The Clorox Company

Earnings Before Interest and Taxes (EBIT) and Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (1)

Reconciliation schedule of earnings before income taxes to EBIT, EBITDA, and debt to EBITDA

Dollars in millions and percentages based on rounded numbers

	Three Months Ended
	9/30/09	9/30/08
Earnings before income taxes	$244	$186

Interest income	(1)	(2)
Interest expense	36	42

EBIT (2)	279	226
EBIT margin (2)	20.3%	16.3%

Depreciation and amortization	48	47

EBITDA (3)	$327	$273
EBITDA margin (3)	23.8%	19.7%

Net sales	$1,372	$1,384

(1)	In accordance with SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure.

Management believes the presentation of EBIT, EBIT margin, EBITDA and EBITDA margin provides additional useful information to investors about current trends in the business.

(2)

EBIT (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding interest income and expense, as reported above. EBIT margin is a measure of EBIT as a percentage of net sales.

(3)

EBITDA (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is a measure of EBITDA as a percentage of net sales.

The Clorox Company

Supplemental Information – Balance Sheet
(Unaudited)
As of September 30, 2009

Working Capital Update

	Q1
	FY 2010	FY 2009	Change	Days (5)	Days (5)
	($ millions)	($ millions)	($ millions)	FY 2010	FY 2009	Change
Receivables, net	$458	$455	$3	31	31	None
Inventories, net	$392	$421	-$29	45	44	+1 day
Accounts payable (1)	$330	$392	-$62	41	42	-1 day
Accrued liabilities	$405	$367	$38
Total WC (2)	$130	$148	-$18
Total WC % net sales (3)	2.4%	2.7%
Average WC (2)	$83	$139	-$56
Average WC % net sales (4)	1.5%	2.5%

  Inventories and accounts payable decreased primarily due to the timing of scheduled charcoal plant shutdown and lower commodity prices.

  Accrued liabilities increased primarily due to restructuring-related accruals associated with the implementation of the operating model and an increase in dividend accruals as a result of an increased dividend rate.

Supplemental Information – Cash Flow
(Unaudited)
For the quarter ended September 30, 2009

Capital expenditures for the first quarter were $34 million

Depreciation and amortization for the first quarter was $48 million

Cash provided by operations

Net cash provided by operations in the first quarter was $94 million, compared with $93 million in the year-ago quarter. Cash provided by operations in the current quarter reflects higher net earnings, offset by a voluntary $33 million pension contribution.

(1)	Days of accounts payable is calculated as follows: average accounts payable / [(cost of products sold + change in inventory) / 90].

(2)

Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.

(3)	Represents working capital at the end of the period divided by annualized net sales (current quarter net sales x 4).

(4)	Represents a two-point average of working capital divided by annualized net sales (current quarter net sales x 4).

(5)	Days calculations based on a two-point average.

The Clorox Company

Supplemental Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the prior year.

Change vs. Prior Year (basis points)
Driver	FY09					FY10
	Q1	Q2	Q3	Q4	FY	Q1
Cost savings	+200 bp	+210 bp	+240 bp	+230 bp	+220 bp	+170 bp
Pricing changes	+230 bp	+350 bp	+310 bp	+250 bp	+280 bp	+170 bp
Market movement (commodities)	-460 bp	-450 bp	0 bp	+160 bp	-170 bp	+240 bp
Manufacturing & logistics (1)	-250 bp	-120 bp	-90 bp	-150 bp	-160 bp	-40 bp
All other (2)	+80 bp	-30 bp	+90 bp	-120 bp	+10 bp	-90 bp

Gross margin change vs prior year	-200 bp	-40 bp	+550 bp	+370 bp	+180 bp	+450 bp

(1)	“Manufacturing & logistics” includes the change in the cost of diesel fuel.

(2)

“All other” includes all other drivers of gross margin change, which are usually insignificant in nature. Examples of drivers included: volume change, trade and consumer spending, restructuring and acquisition-related costs, foreign currency, etc. If a driver included in all other is deemed to be significant in a given period, it will be disclosed as part of the company’s earnings release.

The Clorox Company Updated: 11-2-09

U.S. Pricing Actions from CY2005 - CY2009

Brand / Product	Average Increase	Effective Date
Home Care
Clorox Clean-Up® cleaners	5%	July 2005
Clorox Clean-Up® and Tilex® cleaners	8%	January 2006
Pine-Sol® cleaners	13%	May 2008
Clorox Clean-Up® cleaners	8%	August 2008
Formula 409®, Tilex®, and Clorox® Disinfecting Bathroom cleaners	12%	August 2008
Liquid-Plumr® products	9%	August 2008
Clorox® Toilet Bowl Cleaner and Clorox® ToiletWandTM products	8 – 13%	August 2008
Laundry
Clorox 2® bleach for colors	5%	July 2005
Clorox® liquid bleach	9%	July 2005
Clorox® liquid bleach	8%	January 2006
Clorox® liquid bleach	10%	August 2008
Glad
Glad® trash bags	13%	February 2005
GladWare® disposable containers	12%	February 2005
Glad® food bags	7%	August 2005
GladWare® disposable containers	9%	January 2006
Glad® trash bags	15%	February 2006
Glad® trash bags (rescinded May 2009)	7%	February 2008
GladWare® disposable containers (rescinded April 2009)	7%	February 2008
Glad® trash bags (rescinded December 2008)	10%	October 2008
Litter
Cat litter	5%	October 2005
Cat litter	6%	June 2006
Cat litter	7 – 8%	August 2008
Food
Hidden Valley Ranch® salad dressing	6%	October 2007
Hidden Valley Ranch® salad dressing	7%	August 2008
Charcoal
Match Light® charcoal	6%	January 2006
Kingsford® lighter fluid	10%	January 2006
Charcoal and lighter fluid	4 – 8%	January 2007
Charcoal	6%	January 2008
Charcoal and lighter fluid	7 – 16%	January 2009

The Clorox Company Updated: 11-2-09

U.S. Pricing Actions from CY2005 - CY2009 (Continued)

Brand / Product	Average Increase	Effective Date
Brita
Brita® pour-through filters	7%	January 2006
Brita® pitchers	5%	January 2006
Auto
Armor All® and STP® auto-care products	9%	January 2006
STP® functional fuel products	17%	October 2006
Armor All® and STP® auto-care products	5 – 7%	January 2008
Armor All® and STP® auto-care products	5 – 10%	January 2009

Notes:

  Average % increase reflects brand averages rounded to the whole percent. Individual SKUs vary versus the average.
  This communication reflects pricing actions on primary items.